EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock of HCA Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 17, 2009.

/s/ Natalie H. Cline, Attorney-in-Fact

Thomas F. Frist, Jr.

/s/ Natalie H. Cline, Attorney-in-Fact

Thomas F. Frist, III

/s/ Natalie H. Cline, Attorney-in-Fact

Patricia C. Frist

/s/ Natalie H. Cline, Attorney-in-Fact

Patricia F. Elcan

/s/ Natalie H. Cline, Attorney-in-Fact

William R. Frist

FRISCO, INC.

By:	/s/ Natalie H. Cline, Attorney-in-Fact

Name:

Title:

FRISCO PARTNERS

By:	/s/ Natalie H. Cline, Attorney-in-Fact

Name:

Title: